UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	November 5, 2004

GEORGIA-PACIFIC CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Georgia	001-03506	93-0432081

(State or Other Jurisdiction of Incorporation)	(Commission File Number	(IRS Employer Identification Number)

133 Peachtree Street, N.E., Atlanta, Georgia	30303

(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, including area code:	(404) 652-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modifications to Rights of Security Holders.

On November 5, 2004, the Board of Directors of Georgia-Pacific Corporation (the "Company") approved an Amendment (the "Amendment") to the Amended and Restated Rights Agreement, dated as of December 16, 1997, between the Company and EquiServe Trust Company, N.A., as successor Rights Agent, as amended (the "Rights Agreement"). The Amendment effectively terminates the Rights Agreement, and all Rights (as defined in the Rights Agreement) outstanding, as of May 3, 2005.

The foregoing summary of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 4.1 and is incorporated herein by this reference.

Item 8.01	Other Events.

Attached hereto as Exhibit 99.1 is a press release issued by Georgia-Pacific Corporation on November 5, 2004 regarding declaration of a quarterly dividend, which press release is hereby incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

	4.1	Amendment No. 4 to Amended and Restated Rights Agreement, dated as of November 8, 2004, by and between Georgia-Pacific Corporation and EquiServe Trust Company, N.A., as Rights Agent.

	99.1	Press release issued by Georgia-Pacific Corporation on November 5, 2004 regarding declaration of regular quarterly dividend.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	November 10, 2004

GEORGIA-PACIFIC CORPORATION

		By:	/s/ DOUGLAS P. ROBERTO

		Name:	Douglas P. Roberto
		Title:	Secretary

EXHIBIT INDEX

4.1	Amendment No. 4 to Amended and Restated Rights Agreement, dated as of November 8, 2004, by and between Georgia-Pacific Corporation and EquiServe Trust Company, N.A., as Rights Agent.

99.1	Press release issued by Georgia-Pacific Corporation on November 5, 2004 regarding declaration of regular quarterly dividend.